                                                                  Exhibit 10.181

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY


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In re:                                               Case No. 00-14052 (JHW)

Capital Gaming International, Inc.,                  Chapter 11

                           Debtor.
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            FIRST AMENDED PLAN OF REORGANIZATION FOR CAPITAL GAMING
             INTERNATIONAL, INC. JOINTLY PROPOSED BY THE DEBTOR AND
           U.S. BANK TRUST NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE,
                           DATED AS OF AUGUST 4, 2000





OPPENHEIMER WOLFF & DONNELLY LLP        GIBBONS, DEL DEO, DOLAN,
3300 PLAZA VII                            GRIFFINGER & VECCHIONE, P.C.
45 SOUTH SEVENTH STREET                 ONE RIVERFRONT PLAZA
MINNEAPOLIS, MINNESOTA  55402           NEWARK, NEW JERSEY 07102-5497

DUANE, MORRIS & HECKSCHER LLP
51 HADDONFIELD, SUITE 340
CHERRY HILL, NEW JERSEY 08002

COUNSEL FOR U.S. BANK TRUST             COUNSEL FOR CAPITAL GAMING
NATIONAL ASSOCIATION,                   INTERNATIONAL, INC.
AS INDENTURE TRUSTEE

                                Table of Contents

                                                                            Page
I.     PROPONENTS.............................................................1
II.    DEFINITIONS............................................................1
III.   PAYMENT OF POST-PETITION CLAIMS AND PRIORITY TAX CLAIMS................6
         A.       ADMINISTRATIVE CLAIMS.......................................6
         B.       PRIORITY TAX CLAIMS.........................................7
         C.       UNITED STATES TRUSTEE FEES..................................7
         D.       DEADLINE FOR FILING ADMINISTRATIVE CLAIMS...................7
IV.    PAYMENT OF DIRECTOR FEES AND EXPENSES..................................7
V.     CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS..........................8
         A.       CLASS 1 - PRIORITY CLAIMS...................................8
         B.       CLASS 2 - SECURED CLAIMS....................................8
         C.       CLASS 3 - ALLOWED UNSECURED CLAIMS..........................8
         D.       CLASS 4 - TARDILY FILED CLAIMS..............................8
         E.       CLASS 5 - EQUITY INTERESTS..................................8
VI.    TREATMENT OF CLAIMS AND INTERESTS......................................8
         A.       CLASS 1 - PRIORITY CLAIMS...................................8
         B.       CLASS 2 - SECURED CLAIMS....................................9
         C.       CLASS 3 - UNSECURED CLAIMS.................................10
         D.       CLASS 4 - TARDILY FILED CLAIMS.............................10
         E.       CLASS 5 - EQUITY INTERESTS.................................10
VII.   IDENTIFICATION OF IMPAIRED CLASSES....................................10
         A.       UNIMPAIRED CLASSES.........................................10
         B.       IMPAIRED CLASSES...........................................10
VIII.  MEANS FOR EXECUTING PLAN..............................................11
         A.       FUNDING OF PLAN............................................11
         B.       AMENDED ORGANIZATIONAL DOCUMENTS...........................11
         C.       CORPORATE ACTION...........................................11
IX.    IMPLEMENTATION OF PLAN................................................12
         A.       BOARD OF DIRECTORS.........................................12
         B.       ALLOCATION AND DISTRIBUTION OF NEW STOCK...................12
                  1.       NEW CLASS A COMMON STOCK..........................12
                  2.       NEW CLASS B COMMON STOCK..........................12
                  3.       EXEMPTION FROM FEDERAL SECURITIES LAWS............13
         C.       SURRENDER AND CANCELLATION OF OUTSTANDING SECURITIES.......13
                  1.       ISSUANCE AND DISTRIBUTION OF NEW STOCK AND
                           CANCELLATION OF OLD STOCK..................       13
                  2.       SURRENDER AND CANCELLATION OF SENIOR NOTES........14
         D.       TERMINATION OF INDENTURE...................................15
         E.       LICENSES OR PERMITS........................................15
         F.       ALLOCATION OF MANAGEMENT SHARES............................15
         G.       ROUNDING...................................................16

                                Table of Contents
                                   (continued)

                                                                            Page
         H.       LIMITATION ON TRANSFER OF NEW STOCK........................16
X.     BANKRUPTCY ACTIONS....................................................16
XI.    EFFECT OF CONFIRMATION................................................16
         A.       REVESTING OF PROPERTY......................................16
         B.       DISCHARGE..................................................16
         C.       RELEASES...................................................17
         D.       INJUNCTION.................................................18
         E.       INDEMNIFICATION............................................19
XII.   CONDITIONS PRECEDENT..................................................19
         A.       CONDITIONS TO CONFIRMATION.................................19
         B.       CONDITIONS TO THE OCCURRENCE OF THE EFFECTIVE DATE.........19
         C.       WAIVER OF CONDITIONS.......................................19
XIII.  POST-CONFIRMATION CLAIMS ADMINISTRATION...............................20
         A.       TIME PERIOD FOR FILING BANKRUPTCY ACTIONS AND OTHER
                  ADVERSARY PROCEEDINGS......................................20
         B.       RIGHT TO RECEIVE DISTRIBUTIONS.............................20
         C.       OBJECTIONS TO CLAIMS AND EQUITY INTERESTS..................20
         D.       DISPUTED CLAIMS AND EQUITY INTERESTS.......................20
         E.       UNCLAIMED DISTRIBUTIONS....................................21
XIV.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............................21
XV.    RETENTION OF JURISDICTION.............................................22
         A.       SCOPE OF JURISDICTION......................................22
         B.       CONCURRENT WITH OTHER COURTS...............................22
XVI.   MISCELLANEOUS PROVISIONS..............................................23
         A.       TERMINATION OF PROFESSIONALS...............................23
         B.       DISBURSING AGENT...........................................23
         C.       WITHHOLDING TAXES..........................................23
         D.       AMENDMENTS AND MODIFICATIONS...............................23
         E.       NOTICES....................................................23
         F.       HEADINGS...................................................23
         G.       EXHIBITS...................................................23
         H.       TIME PERIODS...............................................24
         I.       GOVERNING LAW..............................................24
         J.       SEVERABILITY...............................................24
         K.       SUCCESSORS AND ASSIGNS.....................................24
EXHIBITS.................................................................... 26

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
I.    PROPONENTS

Capital Gaming International, Inc. and U.S. Bank Trust National Association, as Indenture Trustee, submit the following plan of reorganization pursuant to section 1121 of the Bankruptcy Code for the Debtor (all capitalized terms shall have the meanings set forth below).

II.   DEFINITIONS

Except as otherwise defined below, all terms used in this Plan and defined under section 101 of the Bankruptcy Code shall have the meanings set forth in section 101 of the Bankruptcy Code. Unless the context otherwise requires, all capitalized terms in this Plan shall have the respective meanings specified below, and such meanings shall be equally applicable to the singular and plural forms of the terms defined.

      "Actions" mean all rights, claims, and actions of the Debtor, including, without limitation, all Bankruptcy Actions, other than those dismissed, released, settled, or compromised under this Plan.

      "Administrative Claim" means a claim or entitlement to treatment as an administrative expense under section 503(b) of the Bankruptcy Code.

      "Allowed" or "Allowed Claim" means any claim against the Debtor: (a) with respect to which a proof of claim has been timely filed with the Bankruptcy Court; or (b) which is (i) listed in the schedules of creditors that the Debtor prepared and filed with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(b), as amended up to the Confirmation Date, and (ii) not listed as disputed, contingent, or unliquidated; or (c) a Tardily Filed Claim which qualifies under section 726(a)(2)(C)(i) and (ii) of the Bankruptcy Code; or (d) which is designated as an Allowed Claim in this Plan. In the case of (a), (b), and (c), a claim is an Allowed Claim only if no objection to the allowance of the claim has been raised within any applicable period for raising such an objection, or the Bankruptcy Court enters a Final Order allowing the claim. Unless otherwise specified in this Plan, the term "Allowed Claim" shall not include interest on such claim for any period from and after the Petition Date, unless sufficient funds are available under this Plan for payment of interest in the priority specified under section 506 or 726 of the Bankruptcy Code.

      "Allowed Administrative Claim" means an Administrative Claim with respect to which: (a) the Debtor has determined such Administrative Claim should be paid as an expense of administration under section 503(b) of the Bankruptcy Code; or
(b) the Bankruptcy Court has entered a Final Order allowing such Administrative Claim, but only to the extent allowed under the Final Order.

      "Allowed Equity Interest" means any interest in the Debtor: (a) with respect to which a proof of interest has been timely filed with the Bankruptcy Court; or (b) which is (i) listed in the schedules of the Debtor prepared and filed with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(b), as amended up to the Confirmation Date, and (ii) not listed as disputed, contingent, or unliquidated; or (c) which is designated as an Allowed Equity Interest in this Plan. In the case of (a) and (b), an interest is an Allowed Equity Interest only if no objection to the

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
allowance of the interest has been raised within any applicable period for raising such an objection, or the Bankruptcy Court enters a Final Order allowing the interest.

      "Amended Bylaws" mean the Amended Bylaws of the Reorganized Company, in the form substantially similar to the form attached as Exhibit A to this Plan.

      "Amended Certificate of Incorporation" means the Amended Certificate of Incorporation of the Reorganized Company, in the form substantially similar to the form attached as Exhibit B to this Plan.

      "Amended Organizational Documents" mean the Amended Bylaws and Amended Certificate of Incorporation of the Reorganized Company.

      "Bankruptcy Actions" mean any and all rights of action of the Debtor under sections 544, 545, 546, 547, 548, 549, and 550 of the Bankruptcy Code, or similar state laws, other than those dismissed, released, settled, or compromised under this Plan.

      "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time.

      "Bankruptcy Court" means the United States Bankruptcy Court for the District of New Jersey, or such other court that may have jurisdiction over the chapter 11 Case pursuant to 28 U.S.C. 157(d).

      "Bankruptcy Rules" mean the Federal Rules of Bankruptcy Procedure, as amended from time to time.

      "Board of Directors" means the Board of Directors of the Reorganized Company after the Effective Date, initially consisting of the individuals identified in Article IX, Section A of this Plan.

      "Business Day" means any day that is not a Saturday, Sunday, or legal holiday as defined in Rule 6(a) of the Federal Rules of Civil Procedure.

      "Case" means the chapter 11 case of the Debtor (Case No. 00-14052 (JHW)) commenced on May 15, 2000 and currently pending in the Bankruptcy Court.

      "Cash" means any cash or cash equivalents, including, but not limited to, bank deposits, checks, and other similar negotiable instruments.

      "Claimant" means a Creditor or holder of an Equity Interest.

      "Claims Bar Date" means the date established by order of the Bankruptcy Court as the last date on which to file proofs of claims or interests.

      "Confirmation Date" means the date the Confirmation Order is entered in accordance with applicable provisions of the Bankruptcy Code.

      "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan and approving the transactions contemplated by this Plan.

      "Covered Persons" means the Debtor and each of its wholly owned subsidiaries as described in the Disclosure Statement related to this Plan, together with their respective directors, officers, and employees as of the Petition Date.

      "Creditor" means any individual or entity that has a claim against the Debtor.

      "Debtor" means Capital Gaming International, Inc., a New Jersey corporation, as debtor and debtor-in-possession.

      "Deficiency Claim" means any claim of a Creditor against the Debtor equal to the amount by which the aggregate claims of such Creditor against the Debtor exceed the sum of (a) any setoff rights of the Creditor against the Debtor, plus
(b) the Net Proceeds realized from the disposition of any property of the Debtor securing such claim or, if such property is not liquidated to cash, the value of the interest of such Creditor in the property securing such claim. However, if the class to which such claim belongs makes an election under section 1111(b) of the Bankruptcy Code, there shall be no Deficiency Claim in respect of such claim.

      "Disclosure Statement" means the disclosure statement filed by the Proponents in conjunction with this Plan and approved by the Bankruptcy Court.

      "Disputed Claim" means any claim which is not an Allowed Claim.

      "Disputed Equity Interest" means any interest which is not an Allowed Equity Interest.

      "Distributable Cash" means all cash of the Company, whether held by the Indenture Trustee or the Company, in excess of Two Million Nine Hundred Thousand Dollars ($2,900,000), determined after payment of all Plan distributions to creditors and equity security holders, other than Class 2A Creditors.

      "Effective Date" means the Business Day selected by the Debtor that is not more than five (5) Business Days after the date each of the conditions precedent to consummation as provided in Article XII of the Plan has been satisfied or waived in accordance with the Plan.

      "Equity Interest" means any issued and outstanding equity interest of the Debtor, including any option, warrant, or right to purchase interests in the Debtor, as of the Confirmation Date.

      "Final Order" means an order or judgment which has not been reversed, stayed, modified or amended and: (a) as to which (i) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending, or (ii) if appeal, review, reargument or certiorari of the order has been sought, the order has been affirmed or the request for review, reargument or certiorari has been denied and the time to seek a further appeal, review, reargument or certiorari has expired; and (b) as a result of which such order shall have become final and nonappealable in accordance with applicable law.

      "Gaming License" means any material license, certification, franchise or other authorization or approval to own, lease, operate or otherwise conduct, manage, finance, consult with respect to, operate or develop riverboat, dockside, land-based or any other type of gaming in any Gaming Jurisdiction, and applicable liquor licenses.

      "Gaming Jurisdiction" means any federal, state, tribal or sovereign nation in which any entity in which the Debtor or Reorganized Debtor has a direct or indirect beneficial, legal or voting interest, conducts or intends to conduct, manage, finance, consult with respect to, operate or develop riverboat, dockside, land-based or any other type of gaming (including, without limitation, the rendering of services in respect thereof pursuant to a Native American Casino Management Contract (as such term is defined in the Indenture) or otherwise).

      "Indenture" means the Second Amended and Restated Indenture relating to the Senior Notes between the Debtor and the Indenture Trustee dated as of February 17, 1994, and amended and restated as of March 27, 1997, and amended and restated as of December 4, 1998.

      "Indenture Trustee" means U.S. Bank Trust National Association, as indenture trustee for the holders of the Senior Notes pursuant to the terms of the Indenture, or any other successor trustee appointed under the Indenture.

      "Indenture Trustee Fees and Expenses" mean all fees and expenses of the Indenture Trustee, including all fees and expenses of counsel for the Indenture Trustee, whether before or after the Petition Date, which would constitute a claim subject to the charging lien of the Indenture Trustee under the Indenture or other applicable agreement.

      "Internal Revenue Code" means title 26 of the United States Code, as amended, and the corresponding provisions of applicable foreign, state, and local tax laws, including all Treasury regulations promulgated under such statutes.

      "Local Rules" mean the Local Rules of the United States Bankruptcy Court for District of New Jersey, as amended from time to time.

      "Management Group" means Michael W. Barozzi, Charles B. Brewer, and William S. Papazian.

      "Management Shares" mean the 132,000 shares of Class B Common Stock to be issued to the Management Group pursuant to Article IX, Section F of this Plan.

      "Net Proceeds" mean all funds recovered on account of liquidating any claim or other asset of the Debtor, less the fees and expenses of liquidating such claim or other asset.

      "New Class A Common Stock" means the 2,068,000 shares of Class A Common Stock of the Reorganized Company issued pursuant to Article IX, Section B of this Plan.

      "New Class B Common Stock" means the 132,550 shares of Class B Common Stock of the Reorganized Company issued pursuant to Article IX, Section B of this Plan.

      "New Stock" means the New Class A Common Stock and the New Class B Common Stock, collectively.

      "Old Class A Common Stock" means the Debtor's stock designated as Class A Common Stock authorized, issued, and outstanding as of the Petition Date.

      "Old Common Stock" means the Debtor's stock designated as Common Stock authorized, issued, and outstanding as of the Petition Date.

      "Old Stock" means, collectively, the Old Class A Common Stock and the Old Common Stock.

      "Petition Date" means May 15, 2000.

      "Plan" means this plan of reorganization, including all attached exhibits, as it may be modified or amended from time to time pursuant to section 1127 of the Bankruptcy Code.

      "Priority Claim" means any claim entitled to priority treatment under section 507 of the Bankruptcy Code, except any Administrative Claim and Priority Tax Claim.

      "Priority Tax Claim" means any claim entitled to priority treatment under section 507(a)(8) of the Bankruptcy Code.

      "Professionals" mean any professionals employed in this Case pursuant to sections 327 or 1103 of the Bankruptcy Code.

      "Proponents" mean the Debtor and the Indenture Trustee.

      "Pro Rata" means, as to any distribution provided for by this Plan in respect of any class of claims, the allocation of the aggregate amount of such distribution in accordance with that percentage of the total of Allowed Claims in such class that is represented by the Allowed Claim receiving the distribution.

      "Record Date" means the Confirmation Date, or such later date fixed in the Confirmation Order.

      "Reorganized Company" means the Debtor after the Effective Date of this Plan.

      "SEC" means the Securities and Exchange Commission.

      "Secured Claim" means any Allowed Claim of a Creditor that is determined to be secured pursuant to section 506 of the Bankruptcy Code, or is allowed as a secured claim pursuant to this Plan.

      "Securities Act of 1933" means the Securities Act of 1933, as amended, codified at 15 U.S.C. Sections 77a et seq.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, codified at 15 U.S.C. Sections 78a et seq.

      "Securities Laws" mean the Securities Act of 1933, the Securities Exchange Act, and any applicable state or local securities laws.

      "Senior Noteholder Claims" mean any and all claims, rights, liens, and interests evidenced by the Senior Notes and the Indenture.

      "Senior Noteholders" mean holders of the Senior Notes.

      "Senior Notes" mean the Debtor's 12% Senior Secured Notes due 2001 issued by the Debtor under the Indenture.

      "Tardily Filed Claim" means any claim that would be an Allowed Claim but for the fact that proof of such claim was required to be filed and was not filed or deemed to be filed within applicable time periods for filing such claims. Unless the Bankruptcy Court orders otherwise, any claim filed after the Claims Bar Date shall be deemed a Tardily Filed Claim.

      "Tax Return" means all returns, information returns, declarations, reports, statements, elections, and other documents required to be filed or furnished in respect of Taxes.

      "Taxes" mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, fees, assessments or charges of any kind whatsoever, against the Debtor or the properties or businesses thereof, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

      "Transfer Agent" means American Stock Transfer or such other transfer agent as the Reorganized Company may designate.

      "United States Trustee" means the United States Trustee for the District of New Jersey.

      "Unsecured Claim" means any claim (including any Deficiency Claim) that is not an Administrative Claim, a Priority Tax Claim, a Priority Claim, or a Secured Claim.

      "Unsecured Creditor" means a Creditor holding an Allowed Unsecured Claim.

      "Unsecured Creditors' Committee" means the Committee of Unsecured Creditors, if any, appointed by the U.S. Trustee in this Case.

III.  PAYMENT OF POST-PETITION CLAIMS AND PRIORITY TAX CLAIMS

      A.    ADMINISTRATIVE CLAIMS

Unless the Debtor and the holder of such claim agree otherwise, all Allowed Administrative Claims under sections 503(b) and 507(a)(1) of the Bankruptcy Code against the Debtor and the Indenture Trustee Fees and Expenses shall be paid in full, in cash, on or as soon as practicable after the later of (a) the Effective Date of this Plan, or (b) the date that any such Administrative Claim becomes an Allowed Administrative Claim.

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
      B.    PRIORITY TAX CLAIMS

Unless the Debtor and the holder of such claim agree otherwise, all holders of Allowed Priority Tax Claims against the Debtor shall be paid in full, in cash, on or as soon as practicable after the later of (a) the Effective Date of this Plan, or (b) the date on which such claim shall become due and payable in accordance with its terms.

      C.    UNITED STATES TRUSTEE FEES

Except as previously ordered by the Bankruptcy Court, all fees payable to the United States Trustee under 28 U.S.C. Section 1930 shall be paid as set forth in this section.

The Debtor shall pay to the United States Trustee the appropriate sum required by 28 U.S.C. Section 1930(a)(6) on or before the Effective Date, and simultaneously provide the United States Trustee an appropriate affidavit indicating the cash disbursements for any relative period in which the Debtor has failed to file monthly operating reports.

The Reorganized Company shall timely pay to the United States Trustee any and all post-confirmation quarterly fees as required by 28 U.S.C. Section 1930(a)(6) until such time as the Case is converted, dismissed or closed by the Bankruptcy Court. Additionally, the Reorganized Company shall submit to the United States Trustee post-confirmation monthly operating reports in the format prescribed by the United States Trustee until such time as the Case is converted, dismissed or closed by the Bankruptcy Court.

The United States Trustee shall be exempt from any provision in this Plan which may require the filing of a proof of claim by the United States Trustee as a condition precedent to receiving payment for any quarterly fees due pursuant to 28 U.S.C. Section 1930(a)(6).

      D.    DEADLINE FOR FILING ADMINISTRATIVE CLAIMS

Unless the Bankruptcy Court sets an earlier deadline, all holders of Administrative Claims, including, but not limited to, claims of Professionals and other persons requesting compensation for services rendered or reimbursement of expenses under section 330 of the Bankruptcy Code or seeking compensation and reimbursement for making a substantial contribution under subsections 503(b)(3) or (b)(5) of the Bankruptcy Code, shall file and serve on the Reorganized Company (and other parties in interest as provided in the Bankruptcy Rules and Local Rules) an application for final allowance of such Administrative Claims no later than thirty (30) days after entry of the Confirmation Order. Any application for an Administrative Claim not filed within the time periods set by the Bankruptcy Court shall be disallowed, unless, prior to the expiration of any applicable time period, the Bankruptcy Court extends the time period after notice and a hearing.

IV.      PAYMENT OF DIRECTOR FEES AND EXPENSES

All fees and expenses of the pre-petition or post-petition board of directors of the Debtor that are due and owing prior to the Confirmation Date shall be paid on the Effective Date.

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V.       CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

      A.    CLASS 1 - PRIORITY CLAIMS

Class 1 shall consist of all Allowed Priority Claims against the Debtor.

      B.    CLASS 2 - SECURED CLAIMS

Class 2A shall consist of the Allowed Secured Claims of Senior Noteholders against the Debtor.

Class 2B shall consist of all other Allowed Secured Claims, if any, against the Debtor, not otherwise classified in this Plan. For purposes of voting and treatment, each holder of an Allowed Secured Claim in Class 2B shall be designated as a separate class and assigned a separate class number beginning with Class 2B-1, Class 2B-2, and so on with respect to their Allowed Secured Claims against the Debtor.

      C.    CLASS 3 - ALLOWED UNSECURED CLAIMS

Class 3A shall consist of all Allowed Unsecured Claims against the Debtor, including the Deficiency Claim of Senior Noteholders.

Class 3B shall consist of the Allowed Unsecured Claims against the Debtor in the amount of Two Thousand Five Hundred Dollars ($2,500) or less, or claims for a larger amount which are voluntarily reduced, at the election of the holder to such claim, to Two Thousand Five Hundred Dollars ($2,500).

      D.    CLASS 4 - TARDILY FILED CLAIMS

Class 4 shall consist of all Tardily Filed Claims against the Debtor.

      E.    CLASS 5 - EQUITY INTERESTS

Class 5A shall consist of the Allowed Equity Interests of holders of the Debtor's Old Class A Common Stock.

Class 5B shall consist of all Allowed Equity Interests in the Debtors other than the Old Class A Common Stock, including without limitation, the Old Common Stock.

VI.   TREATMENT OF CLAIMS AND INTERESTS

All Allowed Claims against and Equity Interests in the Debtor shall be treated as follows and all distributions under this Plan shall be free and clear of all liens, claims, and encumbrances, except as expressly provided in this Plan.

      A.    CLASS 1 - PRIORITY CLAIMS

Unless the Debtor and the holder of such claim agree otherwise, all Class 1 Priority Claims shall be paid in full, in cash, on or as soon as practicable after the later of: (a) the Effective Date of this Plan, and (b) the date that any such Priority Claim becomes an Allowed Priority Claim.

      B.    CLASS 2 - SECURED CLAIMS

CLASS 2A - SENIOR NOTEHOLDERS SECURED CLAIMS

On the Confirmation Date, the Class 2A Secured Claims of Senior Noteholders shall be deemed Allowed Secured Claims in the amount of Thirteen Million Eleven Thousand Nine Hundred and Twenty Dollars ($13,011,920). In full satisfaction of their Allowed Secured Claims, each Class 2A Creditor as of the Record Date shall receive a Distribution equal to its Pro Rata share of (a) the greater of (i) Nine Million Dollars ($9,000,000) or (ii) the Distributable Cash (after payment of Indenture Trustee Fees and Expenses as provided below) and (b) Two Million Sixty-Eight Thousand (2,068,000) shares of New Class A Common Stock, representing approximately ninety-four percent (94%) of the aggregate voting securities of the Reorganized Company; provided, however, that no distribution will be made on account of any Senior Notes held by the Debtor, either directly or indirectly, and any distribution attributable to such Senior Notes will be deemed waived and distributed to the other holders of the Senior Notes.

All liens and security interests securing the Senior Notes on assets of the Debtor or any guarantor (which will become assets of the Reorganized Company under this Plan) and all guaranties shall be deemed discharged and released on the Effective Date without any further action of the Debtor, the Indenture Trustee, or the individual holders of the Senior Notes; provided, however, that all liens and interests securing the Senior Notes shall survive for purposes of establishing the extent and priority of any other Secured Claims against the Debtor.

All distributions to holders of the Class 2A Secured Claims shall be paid to the Indenture Trustee and shall be distributed as provided under the Indenture. All rights and liens of the Indenture Trustee shall attach to any property distributable to holders of the Senior Notes, including, but not limited to, the charging liens of the Indenture Trustee under the Indenture. The Indenture Trustee Fees and Expenses will be paid from Distributable Cash prior to the distribution to Class 2A Creditors. Except as otherwise provided in this Plan, all distributions to Class 2A Creditors shall be free and clear of any claims, rights, liens and interests of the Creditors and holders of Equity Interests.

CLASS 2B -- MISCELLANEOUS SECURED CLAIMS

In full satisfaction of their Allowed Secured Claim, each holder of a Class 2B Secured Claim shall: (a) receive the amount of its respective Secured Claim as calculated pursuant to section 506 of the Bankruptcy Code from the Net Proceeds from liquidating the property subject to its respective Secured Claim; (b) receive all right, title, and interest of the Debtor in and to any property of the Debtor pledged to secure such Secured Claim; or (c) retain its interest in and to any property of the Debtor pledged to secure such Secured Claim, and receive on account of such Secured Claim deferred cash payments totaling the amount of such Allowed Secured Claim and having a value, as of the Effective Date, equal to the value of such holder's interest in any property of the Debtor pledged to secure such Secured Claim. Any Cash payable under part (a) or (b) of the preceding sentence on account of the Allowed Secured Claims in Class 2B shall be paid in full, in cash, on the later of: (a) the Effective Date of this Plan; (b) the date that any such claim becomes an Allowed Claim; or (c) the date the property securing such claim is liquidated.

Any Allowed Deficiency Claims of a Class 2B Creditor shall be treated as part of the Class 3B Unsecured Claims.

      C.    CLASS 3 - UNSECURED CLAIMS

CLASS 3A - GENERAL UNSECURED CLAIMS

Each Class 3A Claimant shall receive a Distribution equal to its Pro Rata share of One Hundred Thousand Dollars ($100,000) in cash. On the Confirmation Date, the Deficiency Claim arising from the Senior Notes shall be deemed an Allowed Unsecured Claim in the amount of Eleven Million Four Hundred Seventy-Four Thousand and Eighty Dollars ($11,474,080) (principal and interest due under the Senior Notes of $24,486,000, less the Class 2A distribution of $13,011,920).

CLASS 3B - ADMINISTRATIVE CONVENIENCE CLAIMS

Each Allowed Class 3B Claim shall be paid in full, in cash, on the later of the Effective Date or in accordance with the agreement or terms governing such claim.

      D.    CLASS 4 - TARDILY FILED CLAIMS

Class 4 Creditors shall receive nothing on account of such claims.

      E.    CLASS 5 - EQUITY INTERESTS

Class 5A Claimants shall receive nothing on account of their Allowed Equity Interests. On the Effective Date, all outstanding Class 5A Equity Interests of the Debtor will be canceled, annulled, and extinguished.

Class 5B Claimants shall receive their Pro Rata share of five hundred fifty
(550) shares of New Class B Common Stock on account of their Allowed Equity Interests; provided, however, that no shares of New Class B Common Stock will be distributed on account of an Allowed Equity Interest owned, directly or indirectly, by an insider of the Debtor and any distribution attributable to such Allowed Equity Interests will be deemed waived and distributed to the other holders of the Old Common Stock. On the Effective Date, all outstanding Class 5B Equity Interests of the Debtor will be canceled, annulled, and extinguished.

VII.  IDENTIFICATION OF IMPAIRED CLASSES

      A.    UNIMPAIRED CLASSES

Classes 1, 2B, and 3B are not impaired under this Plan.

      B.    IMPAIRED CLASSES

Classes 2A, 3A, 4, 5A, and 5B are impaired under this Plan, and all holders of Allowed Claims in such classes may vote to accept or reject this Plan. A class of claims shall have accepted this Plan if at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of holders in such class who have voted on this Plan, have voted to accept this Plan. A class of Equity Interests shall have accepted the Plan if at least two-thirds (2/3) in amount of holders in such class who have voted on the Plan, have voted to accept the Plan.

Pursuant to section 1126(g) of the Bankruptcy Code, a class of claims or interests shall be deemed to have rejected a plan if such class will receive or retain no property of the Debtor under the terms of the plan. Accordingly, Class 4 Tardily Filed Claims and Class 5A Equity Interests shall be deemed to reject this Plan and the Proponents will seek confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to such Classes 4 and 5A. Although Class 5B will receive a distribution under the Plan, the Proponents will seek an order from the Bankruptcy Court that Class 5B shall be deemed to reject the Plan.

VIII. MEANS FOR EXECUTING PLAN

      A.    FUNDING OF PLAN

All payments of Cash that are to be made on or after the Effective Date of this Plan shall be made by the Reorganized Company from Cash on hand (including cash collateral held by the Indenture Trustee) as of the Effective Date. On the Effective Date any Cash in excess of Fifty Thousand Dollars ($50,000) held by CGMI shall be transferred to the Reorganized Company.

      B.    AMENDED ORGANIZATIONAL DOCUMENTS

As of the Effective Date, the Amended Organizational Documents shall be authorized and approved in all respects, and shall become the organizational documents of the Reorganized Company without any further action of the Debtor, the Reorganized Company or the Bankruptcy Court. The Amended Certificate of Incorporation prohibits the issuance of non-voting equity securities in accordance with section 1123 of the Bankruptcy Code. On and after the Effective Date, the Reorganized Company shall be authorized and directed under this Plan and the Confirmation Order to file the Amended Certificate of Incorporation with the Secretary of State or other appropriate officer for the State of New Jersey.

      C.    CORPORATE ACTION

The adoption of the Amended Organizational Documents, the initial selection of the Board of Directors of the Reorganized Company, the issuance of the New Stock, and all matters under this Plan involving the organizational structure of the Reorganized Company or corporate action to be taken by or required of the Reorganized Company to implement this Plan shall be deemed to have occurred and be effective as provided in this Plan, shall be authorized and approved in all respects without any further action by the stockholders or the Board of Directors of the Debtor, and the Board of Directors of the Reorganized Company shall be authorized and directed to execute and deliver any such documents, including, but not limited to (a) the Amended Certificate of Incorporation, (b) the Amended Bylaws, and (c) any other documents necessary to implement this Plan.

IX.   IMPLEMENTATION OF PLAN

      A.    BOARD OF DIRECTORS

The Board of Directors of the Reorganized Company shall initially consist of three (3) directors; provided, however, that, subject to the discretion of the Board of Directors and in accordance with the Amended Bylaws, the Board of Directors of the Reorganized Company may be expanded to no more than seven (7) directors. On the Effective Date, the following individuals shall be appointed and authorized to act as the Board of Directors of the Reorganized Company:

                   NAME                         DIRECTORSHIP
            Michael W. Barozzi                Common Director
             Charles B. Brewer                Class A Director
          Col. Clinton L. Pagano              Common Director
            William S. Papazian               Common Director

Subject to the terms and conditions of the Amended Organizational Documents, the Board of Directors shall have complete authority for management and operation of the Reorganized Company. No member of the Board of Directors shall be removed for a period of one (1) year following the Effective Date unless cause exists or such removal is directed by the affirmative vote of a majority of stockholders entitled to appoint such director. Director vacancies shall be filled as provided in the Amended Bylaws. Colonel Pagano shall serve as a Common Director until the expiration of his term of office on December 31, 2000. Thereafter, the composition and voting rights of the Board of Directors will be adjusted as provided in the Amended Certificate of Incorporation.

As Chairman of the Board, Charles B. Brewer shall receive 22,000 shares of Class B Common Stock representing approximately one percent (1%) of the voting securities of the Reorganized Company outstanding on the Effective Date.

      B.    ALLOCATION AND DISTRIBUTION OF NEW STOCK

            1.    NEW CLASS A COMMON STOCK

Confirmation of this Plan shall constitute approval for 3,000,000 shares of New Class A Common Stock of the Reorganized Company to be authorized under the Amended Certificate of Incorporation. Of the 3,000,000 authorized shares, 2,068,000 shares of New Class A Common Stock shall be distributed to Class 2A Creditors under this Plan.

As soon as practical after the Effective Date, the Indenture Trustee shall distribute certificates representing the Pro Rata portion of the authorized New Class A Common Stock to Class 2A Creditors, rounded down to the nearest whole share allocable to any Creditor (no fractional shares will be distributed to any Creditor).

            2.    NEW CLASS B COMMON STOCK

Confirmation of this Plan shall constitute approval for 2,000,000 shares of New Class B Common Stock of the Reorganized Company to be authorized under the Amended Certificate of

Incorporation. Of the 2,000,000 authorized shares, 132,000 shares of New Class B Common Stock will be issued to the Management Group pursuant to Article IX, Sections A and F, and 550 shares of New Class B Common Stock will be issued to the holders of Equity Interests classified in Class 5B.

            3.    EXEMPTION FROM FEDERAL SECURITIES LAWS

The distribution of the New Stock under this Plan is intended to be exempt from registration under applicable Securities Laws pursuant to section 1145 of the Bankruptcy Code. Unless waived by the Reorganized Company in its sole and absolute discretion, no New Stock shall be distributed under this Plan until and unless: (a) the Bankruptcy Court has entered a Final Order finding that the distribution of the New Stock under this Plan is exempt from registration under section 5 of the Securities Act of 1933 and any applicable state or local law requiring registration; or (b) a no-action letter has been obtained from the SEC advising that no action will be taken by the SEC in the event that the New Stock is issued and distributed under this Plan without registering such New Stock pursuant to the Securities Act of 1933; or (c) the New Stock has been appropriately registered under the Securities Act of 1933 and all applicable rules and regulations, and any other applicable securities laws.

      C.    SURRENDER AND CANCELLATION OF OUTSTANDING SECURITIES

            1. ISSUANCE AND DISTRIBUTION OF NEW STOCK AND CANCELLATION OF OLD STOCK

            (a) On the Effective Date, the Reorganized Company shall issue the aggregate amount of 2,200,550 shares of New Stock in accordance with the terms of the Plan. The New Stock shall be subject to the provisions and restrictions of the Amended Organizational Documents.

            (b) On the Effective Date, all Old Stock and all unexercised rights to acquire shares of common stock or preferred stock of the Debtor by way of option, warrant or other legal or contractual rights shall be automatically canceled and deemed to be void.

            (c) As of the close of business on the Record Date, the transfer ledgers for Old Stock shall be closed, and there shall be no further changes in the record holders of any such securities. The Debtor shall have no obligation to recognize any transfer of any of the Old Stock occurring on or after the Record Date. The Debtor and the Transfer Agent shall be entitled to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers of the Transfer Agent as of the close of business on the Record Date.

            (d) The holder of each Class 5B Allowed Equity Interest shall not be entitled to any distribution under this Plan unless and until such holder shall have first surrendered, or caused to be surrendered, to the Reorganized Company (or any transfer agent designated by the Reorganized Company) the original such security held by it or, in the event that such original security shall have been lost, destroyed, stolen or mutilated, executed and delivered an affidavit of loss and indemnity with respect thereto in form customarily utilized for such purposes that is reasonably satisfactory to the Reorganized Company and, in the event the Reorganized Company so requests, furnished a bond in form and substance (including, without limitation, amount) reasonably satisfactory to the Reorganized Company. Any holder of Old Common Stock which shall not have surrendered or have been deemed to surrender instruments or certificates representing its Allowed Equity Interest within one hundred eighty (180) days after the Effective Date, shall have its Allowed Equity Interest disallowed, shall receive no distribution on account of such Allowed Equity Interest under this Plan, and shall be forever barred from asserting any claim on account of its Allowed Equity Interest.

            2.    SURRENDER AND CANCELLATION OF SENIOR NOTES

As a condition to receiving the Cash and New Class A Common Stock distributable under this Plan, holders of the Senior Notes shall surrender such instruments to the Indenture Trustee. Upon surrender of the instruments, holders will receive their Pro Rata share of the Cash and New Class A Common Stock distributable to Class 2A. When a Senior Noteholder surrenders its Senior Notes to the Indenture Trustee, the Indenture Trustee shall hold such instrument in "book entry only" until termination of the Indenture, whereupon such instruments shall be canceled.

Any holder of a Senior Note which has been lost, stolen, mutilated or destroyed, shall, in lieu of surrendering such instrument, deliver to the Indenture Trustee
(a) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation, or destruction of such instrument, and (b) such security or indemnity that may be reasonably required by the Indenture Trustee to hold such trustee harmless with respect to any such representation of the holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under this Plan, be deemed to have surrendered such instrument.

Any holder of a Senior Note which shall not have surrendered or have been deemed to surrender instruments or certificates representing its Senior Noteholder Claim within one hundred eighty (180) days after the Effective Date, shall have its Senior Noteholder Claim disallowed, shall receive no distribution on account of such Senior Noteholder Claim under this Plan, and shall be forever barred from asserting any claim on account of its Senior Noteholder Claim. Any cash or stock reserved for distribution on account of such disallowed Senior Noteholder Claim will be returned to the Company

As of the Effective Date, all instruments evidencing Senior Noteholder Claims against the Debtor, on the Effective Date, shall represent only the right to participate in the distributions provided in this Plan on account of such Senior Noteholder Claims; provided, however, that the Senior Notes shall in addition represent all rights, claims, and interests which they previously represented unless specifically settled or compromised under this Plan.

      D.    TERMINATION OF INDENTURE

The Indenture shall terminate as of the Effective Date pursuant to section 1123(a)(5)(F) of the Bankruptcy Code, except as necessary to administer the rights, claims, liens, and interests of the Indenture Trustee and Senior Noteholders (including, to preserve and pursue any claims, rights, or interests of the Indenture Trustee under the Indenture). The Debtor and the Indenture Trustee shall have no further obligation under the Indenture and shall be relieved of all obligations under the Indenture relating to the Senior Notes, except with respect to the payments required to be made to the Indenture Trustee in respect of its claims, or with respect to such other rights of the Indenture Trustee that, pursuant to the terms of the Indenture, survive the termination of the Indenture. Termination of the Indenture shall not impair the rights of any Senior Noteholders pursuant to this Plan, and shall not impair the rights of the Indenture Trustee to enforce its charging liens, created in law or pursuant to the Indenture, against the assets securing the Senior Notes or property that would otherwise be distributed to holders of the Senior Notes. Upon termination of the Indenture, and without further action or order of the Bankruptcy Court, the charging liens of the Indenture Trustee shall attach to any property distributable to Senior Noteholders under this Plan with the same priority, dignity, and effect that such liens had on property distributable under the Indenture. Termination of the Indenture and related collateral documents shall not impair the validity or priority of the Indenture Trustee's liens against and interests in the assets of the Debtor or the Reorganized Company that originally secured the Senior Notes.

      E.    LICENSES OR PERMITS

Any and all licenses, permits or other regulatory approvals of the Debtor shall be retained and made applicable to the Reorganized Company without further action of the Debtor or the Reorganized Company.

      F.    ALLOCATION OF MANAGEMENT SHARES

In order to provide an incentive to the Management Group, the Reorganized Company shall distribute to the Management Group the Management Shares, representing six percent of the aggregate voting securities of the Reorganized Company. Michael W. Barozzi and William S. Papazian each will receive 55,000 shares of the Management Shares, and Charles B. Brewer will receive 22,000 shares of the Management Shares. Ownership of the Management Shares will vest as follows: (i) one third will vest immediately on the Effective Date; (ii) one third will vest on the first anniversary of the Effective Date; and (iii) the final one third will vest on the second anniversary of the Effective Date. All unvested shares of the Management Shares, and dividends accrued thereon, shall be placed in escrow for their respective owners. If such owner voluntarily leaves his employment for any reason or is terminated with cause prior to the vesting date, then such owner shall lose all accumulated rights to such unvested stock and accrued dividends. If the Reorganized Company or any of its subsidiaries is sold, the stock shall vest immediately upon closing of the sale.

      G.    ROUNDING

Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent. To the extent Cash remains undistributed as a result of the rounding down of such fraction to the nearest whole cent, such Cash shall be treated as unclaimed property and returned to the Reorganized Company. Whenever any distribution of a fraction of a share of New Stock would otherwise be called for, the actual distribution will reflect a rounding down of such fraction down to the nearest whole number of shares; provided, however, that any fractional share of Class B Common Stock distributable to members of Class 5B shall be rounded up to the next whole share. Shares of New Stock not distributed because of this provision of this Plan will be treated as unclaimed property and returned to the Reorganized Company for cancellation.

      H.    LIMITATION ON TRANSFER OF NEW STOCK

The Amended Certificate of Incorporation contains significant restrictions on the transferability of the New Stock intended to preserve the Debtor's tax attributes and its gaming licenses. These restrictions may impair transferability and market value of the New Stock. The Amended Certificate of Incorporation is incorporated herein by reference.

X.    BANKRUPTCY ACTIONS

On the Effective Date, all of the Debtor's right, title, and interest in and to the Bankruptcy Actions shall be transferred to the Reorganized Company. The Reorganized Company shall investigate and file any Bankruptcy Action that it determines, in its sole and absolute discretion, is likely to result in a recovery greater than the estimated fees and expenses necessary to pursue such Bankruptcy Action. The Board of Directors of the Reorganized Company shall determine in its sole discretion whether to distribute the Net Proceeds from pursuing any Bankruptcy Action in the form of dividends to holders of the New Stock.

XI.   EFFECT OF CONFIRMATION

      A.    REVESTING OF PROPERTY

Except as otherwise expressly provided herein, on the Effective Date, title to all property of the Debtor's estate shall revest in the Debtor (except as set forth in the Plan) free and clear of all liens, claims, charges and interests arising on or before the Confirmation Date and other rights and interests of holders of claims and interests. Subject to the provisions of the Plan, the Reorganized Company may continue in existence free of any restriction imposed by the Bankruptcy Code or the Bankruptcy Court.

      B.    DISCHARGE

Except as otherwise provided herein or in the Confirmation Order, the occurrence of the Effective Date shall operate as a discharge, pursuant to section 1141(d)(1) of the Bankruptcy Code, effective as of the Effective Date, of any and all debts of and claims against the Debtor that arose at any time prior to the Confirmation Date, including, but not limited to, all principal and interest, whether accrued before, on or after the Filing Date, any and all liabilities or obligations of the Debtor under the Old Indenture. On and after the Effective Date, as to every discharged debt and claim, the person that held such debt or claim shall be precluded from asserting against the Reorganized Company, or against the Reorganized Company's assets or properties, any other or further claim based upon any document, instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

      C.    RELEASES

Except as otherwise provided in the Plan, the Covered Persons are released from any and all claims or liabilities (including claims by the Debtor), arising from actions taken in their capacity as such, and from any and all claims, obligations, rights, causes of action and liabilities which any holder of a claim against or interest in the Debtor may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising based in whole or in part upon any act or omission, transaction or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan, including, without limitation, any claims of equitable subordination or similar assertions; provided that such releases shall exclude claims arising from willful misconduct, gross negligence or defalcation.

            (a) Except as otherwise expressly provided herein or the Confirmation Order, on the Effective Date, each holder of any claim against the Debtor receiving, or entitled to receive, payments or distributions pursuant to the Plan on account of such claim, shall be deemed to have forever waived, released and discharged all rights, causes of action and claims, in law or in equity, whether based on tort, fraud, contract or otherwise, which they heretofore or hereafter possessed or may possess against any Covered Person arising in any manner from
                  (i) the issuance, offering or sale of any interest in any of the Senior Notes or the amendment of any term of the Indenture, (ii) the disclosure made by any Covered Person in any document used in connection with the issuance, offering or sale of any interest in any of the Senior Notes, or the amendment of any term of the Indenture, (iii) the due diligence undertaken by any Covered Person in connection with the issuance, offering and sale of any interest in any of the Senior Notes or the amendment of any term of the Indenture, or
                  (iv) as against any Covered Person, such holder's acquisition, ownership or disposition of any interest in any of the Senior Notes (together, the "Released Claims"). From and after the Effective Date, any such right, cause of action or claim against any Covered Person shall, without the necessity for any further action by, or notice to, any holder, automatically be relinquished, conceded, extinguished, canceled and terminated as a result of the waiver, release and discharge contained in this Article XI and the Confirmation Order shall provide that such holders, with respect to any such rights, causes of action and claims, will be permanently enjoined on and after the Effective Date from acting or proceeding in any manner, including without limitation, commencing, conducting or continuing in any manner, directly or indirectly any suit, action or proceeding of any kind (including, without limitation, any thereof in a judicial, arbitral, administrative or other forum against any Covered Person) in derogation of the release contemplated by this Article XI, provided that the foregoing, solely as to any Covered Person, may be subject to review by the court having jurisdiction in respect of such proceeding.

            (b) Following the Effective Date, neither the Debtor, the Reorganized Company, the Creditors' Committee, if any, the Indenture Trustee, nor any of the members of such committee, nor any of their respective officers, directors, employees or agents (acting in such capacity), nor any professional persons employed by any of them, shall have or incur any liability or obligation to any person for any action taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the related Disclosure Statement, or any contract, release, or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with the Plan; provided, however, that the provisions of this sentence shall have no effect on the liability of any person that would otherwise result from an action or omission to the extent that such action or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

      D.    INJUNCTION

Except as otherwise expressly provided herein, the Confirmation Order will provide that, following the Effective Date, all persons who have held, hold or may hold claims against or interests in the Debtor, with respect to any such claim or interest, shall be permanently enjoined on and after the Effective Date from: (a) commencing, conducting or continuing in any manner any suit, action or other proceeding of any kind (including, without limitation, any thereof in a judicial, arbitral, administrative or other forum) against the Debtor or Reorganized Company, any of its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing persons, or any property of any such transferee or successor, (b) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, of any judgment, award, decree or order against the Debtor or Reorganized Company, any of its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing, or any property of any such transferee or successor, (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtor or Reorganized Company, any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing, (d) asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due the Debtor or Reorganized Company, any of the property of the Debtor or the Reorganized Company, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing, or (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan and the Confirmation Order. Notwithstanding anything herein to the contrary, nothing in this Article XI, Section D or elsewhere in this Plan shall in any way affect or impair any rights or causes of action against any person other than any Covered Person.

      E.    INDEMNIFICATION

To facilitate the expeditious and effective reorganization of the Debtor, the Reorganized Company shall indemnify, hold harmless and reimburse any present director, officer or employee pursuant to the provisions of its certificate of incorporation and by-laws and applicable provisions of the laws of New Jersey from and against any and all losses, claims, damages, liabilities and actions, asserted or filed against such persons for, by reason of, arising from, in connection with, involving, or related to services rendered or acts or omissions to act in those capacities relating to or arising out of the facts and claims alleged or asserted, or which could have been alleged or asserted prior to the Confirmation Date. The indemnifications provided hereunder shall survive confirmation of the Plan and shall not be discharged pursuant to section 1141 of the Bankruptcy Code. The Reorganized Company shall pay any legal or other expenses reasonably incurred by such indemnified party in connection with this indemnification or the enforcement thereof. In no event shall the indemnification provided hereunder extend to claims or liabilities asserted and found by a court of competent jurisdiction to arise from willful misconduct, gross negligence or defalcation by the person seeking indemnification.

XII.  CONDITIONS PRECEDENT

      A.    CONDITIONS TO CONFIRMATION.

The following conditions must be satisfied or waived pursuant to Article XII, Section C hereof prior to confirmation of the Plan:

            (a)   Class 2A shall have voted to accept the Plan; and

            (b) The Confirmation Order shall be in form and substance reasonably satisfactory to the Proponents; and

            (c) The Plan shall not have been modified or amended in any material respect, and no material provision of the Plan shall have been waived.

      B.    CONDITIONS TO THE OCCURRENCE OF THE EFFECTIVE DATE.

It is a condition precedent to the occurrence of the Effective Date, that the Confirmation Order shall have become a Final Order.

      C.    WAIVER OF CONDITIONS.

Without limiting any benefits to the Proponents of the doctrine of mootness, the Proponents may at any time waive any condition set forth in Article XII, Section A or B hereof, without any notice to any person, without leave or order of the Bankruptcy Court, and without any other formal action.

XIII. POST-CONFIRMATION CLAIMS ADMINISTRATION

      A.    TIME PERIOD FOR FILING BANKRUPTCY ACTIONS AND OTHER ADVERSARY
            PROCEEDINGS

Any Bankruptcy Action or other adversary proceeding to be brought by the Reorganized Company in the Bankruptcy Court shall be filed within two (2) years after entry of the Confirmation Order, unless the Bankruptcy Court, for cause, orders otherwise after notice and a hearing. Nothing in this Section shall be construed to preclude any proceeding in another court of competent jurisdiction within otherwise applicable time limits.

      B.    RIGHT TO RECEIVE DISTRIBUTIONS

Except as provided below with respect to holders of Senior Notes, the Allowed Claim of each Creditor shall represent their right to receive distributions from the Reorganized Company, if any.

Pursuant to Article IX, Section C of this Plan, all Senior Notes held by Senior Noteholders that have not surrendered or been deemed to have surrendered the instruments representing their claim within one hundred eighty (180) days after the Effective Date, shall receive no distribution from the Reorganized Company on account of such Senior Notes, and holders of such Senior Notes shall be forever barred from asserting any claim on account of such Senior Notes. Any Cash or New Class A Common Stock allocated or reserved for such holders shall be returned to the Reorganized Company or cancelled, as applicable.

Pursuant to Article IX, Section C of this Plan, all Equity Securities held by Claimants that have not surrendered or been deemed to have surrendered the instruments representing their interests within one hundred eighty (180) days after the Effective Date, shall receive no distribution from the Reorganized Company on account of such Equity Security, and holders of such Equity Security shall be forever barred from asserting any claim on account of such Equity Security. Any cash allocated or reserved for such holders shall be returned to the Reorganized Company.

      C.    OBJECTIONS TO CLAIMS AND EQUITY INTERESTS

The Reorganized Company shall review all claims and Equity Interests filed in this Case and file any objections to such claims and Equity Interests as it deems appropriate, including, but not limited to, any fee applications of Professionals of the Debtor. An objection to the allowance of a claim or Equity Interest shall be in writing and must be filed with the Bankruptcy Court within ninety (90) days after entry of the Confirmation Order. Any objection to a claim or Equity Interest must be served on the Reorganized Company and other parties in interest as provided under the Bankruptcy Rules and Local Rules. Nothing in this Article XIII, Section C shall be construed to prohibit any other party in interest from filing objections to claims or Equity Interests.

      D.    DISPUTED CLAIMS AND EQUITY INTERESTS

Prior to making any distributions under this Plan, the Reorganized Company shall establish a reserve account for Disputed Claims and Disputed Equity Interests ("Objection Reserve"). The

Reorganized Company shall distribute to and maintain in the Objection Reserve all property which would otherwise be distributable to holders of Disputed Claims or Disputed Equity Interests, assuming such Disputed Claims or Disputed Equity Interests would be allowed in the amount claimed. In calculating the amount of the Objection Reserve, the Reorganized Company shall use one of the following as the amount of the Disputed Claim or Disputed Equity Interest: (a) the amount such Claimant alleges is due and owing; (b) the amount ordered by the Bankruptcy Court for purposes of establishing a reserve; or (c) the amount that the Reorganized Company and any such Claimant may mutually agree to reserve. The property reserved for the holder of a Disputed Claim or Disputed Equity Interest shall be distributed to such holder only to the extent such Disputed Claim or Equity Interest shall become an Allowed Claim. Any earnings on Cash, or appreciation of or dividends paid on property held, in the Objection Reserve shall be allocated to the account of the holder of Disputed Claims or Disputed Equity Interests for which such Cash or property is held, and distributed to such holders based on the amount of their respective Allowed Claims or Allowed Equity Interests.

      E.    UNCLAIMED DISTRIBUTIONS

If any check paid on account of a distribution is not presented for payment within sixty (60) days of the date it is mailed to the Claimant, and the check has not been returned to the Reorganized Company by the United States Postal Service, the check shall be voided. In such an event, and if the Creditor or holder of an Equity Interest fails to contact the Reorganized Company within one hundred eighty (180) days after mailing the check, the dividend will be deemed to be waived or abandoned and the funds payable to such Creditor or holder of an Equity Interest shall be returned to the Reorganized Company.

In the event that a check or other property is returned by the United States Postal Service on account of an incorrect or insufficient address, the Reorganized Company or its representative will use reasonable means, in view of the value of the distribution, to determine the correct address and remail the check. If the correct address cannot be determined or if the second mailing of a check is returned, then the Creditor or holder of an Equity Interest will be deemed to have waived or abandoned its claim and the funds or other property payable to such Creditor or holder of an Equity Interest shall be returned to the Reorganized Company.

Any cash or other property that remains unclaimed one (1) year after the Effective Date of this Plan shall be deemed abandoned. Such unclaimed funds shall be returned to the Reorganized Company free and clear of any claim or interest of the Claimant.

XIV.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES

All executory contracts and unexpired leases of the Debtor that have not been expressly rejected on or before the Effective Date of this Plan will be deemed assumed.

The employment contracts of Michael W. Barozzi and William S. Papazian shall be assumed on the Effective Date without further action required by or on behalf of the Reorganized Company.

All holders of claims based upon rejection of executory contracts and unexpired leases are required to file proofs of claims within thirty (30) days following the Effective Date of this Plan.

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Any claim based upon rejection of an executory contract or unexpired lease that is not filed prior to such deadline will be deemed to be a Tardily Filed Claim under the terms of this Plan.

XV.   RETENTION OF JURISDICTION

      A.    SCOPE OF JURISDICTION

The Bankruptcy Court shall retain its jurisdiction over the Case under 28 U.S.C. Sections 157 and 1334 to:

            (a)   Determine any and all objections to the allowance of claims;

            (b) Determine any and all applications for allowance of fees and reimbursement of Professionals' expenses under the Bankruptcy Code relating to services provided and expenses incurred;

            (c) Determine any and all motions, adversary proceedings, or contested matters brought before the Bankruptcy Court;

            (d) Determine any and all Actions arising under title 11 of the United States Code, or arising in or relating to a case under title 11 of the United States Code, after the Confirmation Date;

            (e) Modify this Plan, or grant declaratory relief with regard to any defect, omission, or inconsistency in this Plan;

            (f) Take any action to enforce this Plan and issue such orders as may be necessary to implement, execute, and consummate this Plan;

            (g)   Determine any dispute regarding implementation of this Plan;
                  and

            (h) Determine such other matters as may arise in connection with this Plan or consummation of this Plan.

Nothing in this Plan or the Confirmation Order shall expand the jurisdiction of the Bankruptcy Court beyond that permitted by title 28 of the United States Code. In addition, nothing in this Plan or the Confirmation Order shall impair any right to a jury trial that any party in interest in the Case would have notwithstanding confirmation of this Plan.

      B.    CONCURRENT WITH OTHER COURTS

Except as otherwise provided in title 28 of the United States Code, the jurisdiction of the Bankruptcy Court shall be concurrent with other courts of competent jurisdiction. This Plan shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction of any other court of competent jurisdiction with respect to such matters. If the Bankruptcy Court declines to exercise its jurisdiction on any matter under this Plan, the reference to the Bankruptcy Court in this Plan shall be deemed to include any court of competent jurisdiction unless the context requires otherwise.

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XVI.  MISCELLANEOUS PROVISIONS

      A.    TERMINATION OF PROFESSIONALS

Except as otherwise provided in this Plan, all Professionals shall be terminated as of the Effective Date and such Professionals shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses relating to their retention in this case.

      B.    DISBURSING AGENT

The Indenture Trustee shall serve as disbursing agent with respect to any distribution made on account of the Senior Notes. The Reorganized Company shall serve as disbursing agent with respect to any other distributions under this Plan.

      C.    WITHHOLDING TAXES

Any federal or state withholding taxes or other amounts required to be withheld under any applicable law shall be deducted and withheld from any distribution under the terms of this Plan.

      D.    AMENDMENTS AND MODIFICATIONS

This Plan may be amended or modified in the manner prescribed in section 1127 of the Bankruptcy Code. To the extent required under section 1127, a holder of a claim or Equity Interest that has accepted or rejected this Plan shall be deemed to have accepted or rejected, as the case may be, this Plan as modified, unless, within applicable time periods, such holder changes its previous acceptance or rejection.

      E.    NOTICES

Any notice of appearance filed pursuant to Bankruptcy Rule 9010 requesting notice under Bankruptcy Rule 2002 shall be null and void on the Effective Date. Any Claimant or other party in interest appearing in this Case and requesting notice under Bankruptcy Rule 2002 on or after the Effective Date must file and serve a new notice of appearance to receive notice of any matter permitted or required under this Plan.

      F.    HEADINGS

The headings used in this Plan are inserted for convenience only and do not constitute a portion of this Plan, or in any way limit or affect the enforceability, operation, or effect of any provision of this Plan.

      G.    EXHIBITS

All exhibits to this Plan are incorporated by reference and made a part of this Plan.

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      H.    TIME PERIODS

In computing any period of time prescribed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply unless the context requires otherwise.

      I.    GOVERNING LAW

Except to the extent that the provisions of the Bankruptcy Code, Bankruptcy Rules, federal statutes or common law require otherwise, and subject to the provisions of any contract, instrument, or other agreement entered into in conjunction with this Plan, the rights and obligations arising under this Plan shall be governed by and enforced in accordance with the laws of the State of New Jersey.

      J.    SEVERABILITY

Should any provision of this Plan be determined to be unenforceable, such determination shall not in any way limit or affect the enforceability, operation, or effect of any other provision of this Plan.

      K.    SUCCESSORS AND ASSIGNS

The rights and obligations of any party in interest to this Plan shall be binding on, and shall inure to the benefit of, the successors and assigns of such party in interest.

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Dated:   August 4, 2000

                             Respectfully submitted,

                             CAPITAL GAMING INTERNATIONAL, INC.


                             By       /s/ William S. Papazian
                                ------------------------------------
                                William S. Papazian

                             U.S. BANK TRUST NATIONAL ASSOCIATION,
                             As Indenture Trustee


                             By       /s/ Scott Strodthoff
                                ------------------------------------
                                Scott Strodthoff
                                Senior Vice President

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                                 XVII. EXHIBITS



         A.       Amended Bylaws

         B.       Amended Certificate of Incorporation

                                       26